UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9355	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2009, Cubic Energy, Inc. (the “Company”) entered into a Second Amendment to Credit Agreement with Wells Fargo Energy Capital, Inc. (the “Lender”) providing for a revolving credit facility of up to $40 million and a convertible term loan of $5 million (the “Amended Credit Agreement”).  The borrowing base under the revolving credit facility is initially established at $25 million.  The indebtedness bears interest at a fluctuating rate equal to the sum of the Wells Fargo Bank prime rate plus two percent (2%) per annum, matures on July 1, 2012 and is secured by substantially all of the assets of the Company.  In connection with entering into the Amended Credit Agreement, the Company issued to the Lender additional warrants, expiring on December 1, 2014, for the purchase of up to 5,000,000 shares of Company common stock at an exercise price of $1.00 per share, and extended warrants to purchase 2,500,000 shares of Company common stock that were previously issued to the Lender.

The warrants were issued by the Company in reliance upon an exemption from registration set forth in Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.

On December 21, 2009, the Company issued a press release announcing the foregoing transactions.  A copy of the press release is attached as Exhibit 99.1 to this report.

In addition, on December 18, 2009, the Company issued a subordinated promissory note payable to Calvin A. Wallen, III, the Company’s Chairman of the Board and Chief Executive Officer, in the principal amount of $2,000,000.  This note bears interest at the prime rate plus one percent (1%), with interest payable monthly.  The outstanding principal balance of the note is due and payable on August 31, 2012 and is subordinated to the indebtedness under the Amended Credit Facility.  The proceeds of this note were used to repay the previously outstanding subordinated promissory note payable to Diversified Dynamics Corporation, an entity controlled by William Bruggeman, a director of the Company.

Item 3.02  Unregistered Sales of Equity Securities.

Information contained in Item 1.01 of this Form 8-K is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Credit Agreement, dated December 18, 2009, by and between Cubic Energy, Inc. and Wells Fargo Energy Capital, Inc.

10.2	Promissory Note, dated as of December 18, 2009, by Cubic Energy, Inc., payable to Wells Fargo Energy Capital, Inc. in the maximum principal amount of $40,000,000

10.3	Convertible Promissory Note, dated as of December 18, 2009, by Cubic Energy, Inc., payable to Wells Fargo Energy Capital, Inc. in the principal amount of $5,000,000

10.4	Amended and Restated Warrant to Purchase Shares of Common Stock of Cubic Energy, Inc., dated December 18, 2009, issued to Wells Fargo Energy Capital, Inc.

10.5	Warrant to Purchase Shares of Common Stock of Cubic Energy, Inc., dated December 18, 2009, issued to Wells Fargo Energy Capital, Inc.

10.6	Amended and Restated Registration Rights Agreement, dated as of December 18, 2009, by and between Cubic Energy, Inc. and Wells Fargo Energy Capital, Inc.

10.7	Subordinated Promissory Note, dated as of December 18, 2009, by Cubic Energy, Inc., payable to Calvin A. Wallen, III

99.1	Press Release, dated December 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary